Exhibit 99.1

TOPGOLF CALLAWAY BRANDS

ANNOUNCES INTENT TO SEPARATE INTO TWO INDEPENDENT COMPANIES

Separation Will Create a Leading Golf Equipment and Active Lifestyle Company with Strong Free Cash Flow and the Category Leading, High-Growth, Pure-Play Venue-Based Golf Entertainment Business

Both Businesses Will Have Strong Balance Sheets, Positive Free Cash Flow

and the Required Scale to be Leaders in Their Respective Markets

CARLSBAD, CA /September 4, 2024/ Topgolf Callaway Brands Corp. (the “Company” or “Topgolf Callaway Brands,” “we,” “our,” “us”) (NYSE: MODG) today announced that its Board of Directors intends to pursue the separation of its business into two independent companies: Callaway, a leader in golf equipment with a highly complementary Active Lifestyle business, with last twelve months revenue through Q2 2024 of approximately $2.5 billion (including Toptracer); and Topgolf, a category leading, high-growth, pure-play venue-based golf entertainment business, with last twelve months revenue through Q2 2024 of approximately $1.8 billion (excluding Toptracer). The Company expects to effect the separation through a spin-off of the Topgolf business to Topgolf Callaway Brands’ shareholders in a transaction that is intended to be tax-free to both the Company and its shareholders for U.S. federal income tax purposes. While the Company expects that a spin-off of Topgolf into a stand-alone public company is the most likely separation path, the Company will continue to evaluate other options for separation to maximize shareholder value.

“Over the last decade plus, we have transformed Callaway into the #1 brand in golf equipment, while building a successful and complementary apparel and accessory business. We believe this business, on a stand-alone basis, will be well understood and valued by the market. Since our merger with Topgolf, we have made considerable investments in the Topgolf business that have dramatically expanded its scale, digital capabilities and venue profitability. These investments, combined with the hard work of the Topgolf team, have allowed us to outperform our original growth and free cash flow expectations. Looking forward, we remain convinced that Topgolf is a high-quality, free cash flow generating business with a significant future value creation opportunity. Topgolf is transforming the game of golf and is expected to deliver substantial financial returns over time. At the same time, Topgolf has a different operating model, capital structure and investment thesis than Callaway, and as a result, the Board has determined that separating Topgolf will best position Topgolf and Callaway for success and maximize shareholder value,” commented Chip Brewer, President and Chief Executive Officer of Topgolf Callaway Brands.

“Today’s announcement is the result of a thorough strategic review conducted by the Board of Directors and the management team,” said John Lundgren, Chairman of the Board of Directors of Topgolf Callaway Brands. “The creation of two independent companies, each with a distinct focus and proven business model, is intended to drive continued momentum in both businesses and deliver value to all our shareholders.”

STRATEGIC RATIONALE

Following this strategic review, the Company has determined that Callaway and Topgolf will be better served operating independently from each other. The Company believes that creating two companies will result in material benefits to the stand-alone businesses that will maximize shareholder value, including:

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Enhanced Strategic Focus: This transaction will create two strong, focused operating companies with industry-leading market positions and a greater ability to align incentives with performance and shareholder value creation.

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Optimized Capital Allocation: Callaway and Topgolf have different free cash flow profiles and funding needs. The separation will position both businesses to implement appropriate capital investment, while maintaining an appropriate level of leverage.

•	Simplified Operating Structure: Simplifying the operating structure of both businesses will improve execution and organizational agility.

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Distinct Investment Thesis for Each Entity: As separate businesses, Callaway and Topgolf will represent different and compelling investment opportunities. Investors will have the opportunity to support and invest in each business on the basis of its distinct qualities, including its growth drivers, financial profile and capital allocation framework. Furthermore, the separation of Callaway and Topgolf will simplify financial reporting for investors.

CREATING TWO STRONG COMPANIES

Callaway

Callaway will consist of the Company’s existing Golf Equipment, Toptracer and Active Lifestyle businesses. These businesses generated revenue of approximately $2.5 billion for the last twelve months through Q2 2024. Callaway maintains the #1 U.S. market position in golf clubs, as well as a growing #2 position in golf ball. Callaway’s portfolio of leading brands will include Callaway, Odyssey, TravisMathew, OGIO, Jack Wolfskin and Toptracer. Callaway will be positioned to generate significant free cash flow, reinvest in growing its market-leading positions and ultimately be in a position to return capital to shareholders, while operating at an appropriate level of leverage for its operations and financial profile.

Topgolf

The Topgolf business will consist of the Company’s existing Topgolf business, with the exception of Toptracer, which will be part of Callaway. With revenue of approximately $1.8 billion in the last twelve months through Q2 2024, Topgolf will continue to be the category leading, pure-play venue-based golf entertainment company. Its portfolio will initially include over 100 U.S. and international venues. Topgolf’s strategic priorities will remain to: (1) drive profitable same venue sales growth, (2) increase venue operating margins through further improvements in operating efficiencies and (3) pursue new venue development, resulting in meaningful revenue growth, bottom-line operating leverage and accelerating profitability. Importantly, Topgolf will be well-capitalized, with a significant cash balance and no financial debt, positioning the company to continue to capture its long-term growth opportunity.

Capital Structure and Ongoing Commercial Agreements

The Company intends to spin off at least 80.1% of Topgolf to obtain the desired tax-free treatment of the spin-off for U.S. federal income tax purposes and will also consider retaining a limited ownership in Topgolf for a period of time. In connection with the separation, Callaway is expected to retain all existing Topgolf Callaway Brands financial debt, including both the term loan and the convertible notes. Topgolf will retain its venue financing obligations, but will have no financial debt, and be funded with a significant cash balance. To appropriately balance growth and free cash flow during this transition year, Topgolf intends to reduce its new venue development plans for 2025 to a number in the mid-single digit range. One of the advantages of Topgolf’s current scale and embedded free cash flow is this optionality of when and how to build new venues, thereby allowing Topgolf to balance its mutual goals of growth and positive free cash flow. Upon separation, the Company expects both businesses will be capable of funding their own respective growth opportunities, capital allocation priorities and strategic plans.

In connection with the separation, the two companies are also expected to enter into ongoing, value-creating commercial agreements with one another. As an example, Callaway will continue to be the exclusive golf equipment partner for Topgolf.

The Company expects limited dis-synergies as a result of the separation.

Experienced and Proven Leadership

Callaway will continue to be led by Chip Brewer, Chief Executive Officer, and Topgolf will continue to be led by Artie Starrs, Chief Executive Officer of Topgolf.

NEXT STEPS

Management is developing detailed separation plans for further consideration and final approval by the Company’s Board of Directors. While the Company expects that a spin-off of Topgolf into a stand-alone public company is the most likely separation path, the Company will continue to evaluate other options for separation to maximize shareholder value.

The Company expects to execute the spin-off of Topgolf in the second half of 2025, but there can be no assurance regarding the ultimate timing or terms of the separation or that the separation will ultimately occur. The Company may, at any time and for any reason until the proposed transaction is complete, abandon the separation or modify or change its terms, including the individual businesses and components of each of the two companies. During this period, further work on structure, management, governance and other matters will take place. The Company will provide interim updates as appropriate. Throughout the process, management will remain focused on delivering strong business results, returning Topgolf to same venue sales growth and increasing profits.

“Our employees’ dedication and hard work has enabled us to take this next step in the Company’s evolution,” said Chip Brewer. “Our Callaway and Topgolf businesses both employ very talented and dynamic people. I am confident that we will maintain the commitment to excellence that has been key to our success.” He continued, “The focus and other benefits that come from creating two independent companies is expected to provide even greater opportunities for our employees and our brands.”

Any transaction will be subject to general market conditions and other customary conditions, including receipt of regulatory approvals, an opinion from tax counsel and/or a private letter ruling from the Internal Revenue Service regarding the tax-free status of the spin-off of the Topgolf business to the Company and its shareholders for U.S. federal income tax purposes, execution of intercompany agreements, further due diligence as appropriate and final approval by the Company’s Board of Directors. Details of the separation will be included in future filings with the Securities and Exchange Commission.

The Company’s financial advisors are Goldman Sachs and Centerview Partners with Latham & Watkins LLP serving as legal counsel.

ADDITIONAL INFORMATION AND DISCLOSURES

Conference Call and Webcast

The Company will be holding a conference call at 2:45 PM, Pacific Time, September 4, 2024, to discuss the planned separation. The call will be webcast live on our investor relations website. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s intended separation of the Topgolf business, the timing, terms and method of the separation and the ownership percentage of Topgolf that the Company intends to spin off, the anticipated benefits and other effects of the separation, the expected financial and operating performance of, and future opportunities for, each company following the separation, the tax treatment of the transaction, the expected capital structures of, and commercial agreements between, the companies following the separation, the expectation that Callaway will be the exclusive golf equipment partner for Topgolf following the separation, Topgolf’s new venue development plans, and the leadership of each company following the separation, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “will,” “should,” “intend,” “may,” “plan,”

“seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including the final approval of the separation by the Company’s Board of Directors; the uncertainty of obtaining regulatory approvals in connection with the separation, including rulings from the Internal Revenue Service; the ability to satisfy the necessary closing conditions to complete the separation on a timely basis, or at all; the Company’s ability to successfully separate the two companies and realize the anticipated benefits of the separation; potential negative effects of the announcement or pendency of the transaction on the market price of the Company’s securities and/or on the financial performance of the Company; the possibility of disruption, including changes to existing business relationships, disputes, litigation, or unanticipated costs in connection with the transaction; uncertainty regarding global economic conditions, including relating to inflation, decreases in consumer demand and spending, and any severe or prolonged economic downturn; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products and services; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; the level of promotional activity in the marketplace; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products and services or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Topgolf Callaway Brands

Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, OGIO, Jack Wolfskin, and World Golf Tour (“WGT”). “Modern Golf” is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com.

Investor Contact

Katina Metzidakis

invrelations@tcbrands.com

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